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                           EASTGROUP PROPERTIES, INC.

                            CERTIFICATE OF CORRECTION
                            -------------------------

         THIS CERTIFICATE OF CORRECTION, filed February 1, 1999 with respect to Articles Supplementary of EastGroup Properties, Inc., which were filed September 28, 1998.

         WHEREAS, Articles Supplementary of EastGroup Properties, Inc. were filed on September 28, 1998; and

         WHEREAS, a Certificate of Correction was filed with respect to the Articles Supplementary on December 28, 1998; and

         WHEREAS, the Articles Supplementary and Certificate of Correction described above contained errors; and

         WHEREAS, the party who executed the Articles Supplementary desires to correct the error contained in the Articles Supplementary by filing this CERTIFICATE OF CORRECTION, effective upon filing.

         NOW, THEREFORE, the party who executed the Articles Supplementary does hereby execute this CERTIFICATE OF CORRECTION which shall correct the Articles Supplementary as follows:

         FIRST: Section 8(a) as contained in the Articles Supplementary filed on September 28, 1998 read as follows:

                  (a) Subject to the last sentence of this Section 8(a), if a Change of Control or Put Event occurs, in either case as a result of the voluntary (and not legally compelled) act, omission or participation of the Corporation, which act, omission or participation the Corporation had the discretion under existing laws and regulations to refrain from, then each holder of Preferred Shares will have the right to require that the Corporation, to the extent it shall have Legally Available Funds therefor, to redeem such holder's Preferred Shares at a redemption price payable in cash in an amount equal to 102% of the Liquidation Value thereof, plus accrued and unpaid dividends whether or not declared, if any (the "Put Payment"), to the date of purchase or the date payment is made available (the "Put Date") pursuant to the offer described in subsection (b) below (the "Put Offer"). Notwithstanding the foregoing, if the Securities and Exchange Commission or its staff (collectively, the "SEC"), by written communication to the Corporation, indicates that the provisions of the first sentence of this Section 8(a) would preclude the Corporation from treating the Preferred Shares as equity on its financial statements, then those events constituting either a Change of Control Event or Put Event for which the SEC objects to the holder of Preferred Shares having a cash redemption right shall, instead, be covered

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         by the Conversion Ratio revision alternative set forth in the second sentence of this Section 8(a).

         SECOND:           Section 8(a) as corrected should read as follows:

                  (a) Subject to the last sentence of this Section 8(a), if a Change of Control or Put Event occurs, in either case as a result of the voluntary (and not legally compelled) act, omission or participation of the Corporation, which act, omission or participation the Corporation had the discretion under existing laws and regulations to refrain from, then each holder of Preferred Shares will have the right to require that the Corporation, to the extent it shall have Legally Available Funds therefor, to redeem such holder's Preferred Shares at a redemption price payable in cash in an amount equal to 102% of the Liquidation Value thereof, plus accrued and unpaid dividends whether or not declared, if any (the "Put Payment"), to the date of purchase or the date payment is made available (the "Put Date") pursuant to the offer described in subsection (b) below (the "Put Offer"). If a Change of Control or Put Event occurs that is not the result of such voluntary act, omission or participation of the Corporation, the Corporation may elect not to make the foregoing Put Payment by not commencing the Put Offer on the Put Date, in which case the Conversion Ratio shall be revised to the greater of (i) 133% of the then current Conversion Ratio so that each Preferred Share will be convertible into 133% of the number of shares of Common Stock into which it would otherwise have been convertible and (ii) a fraction the denominator of which is 75% of the Current Market Price (as defined in Section 7 hereof) and the numerator of which is $25.00. Notwithstanding the foregoing, if the Securities and Exchange Commission or its staff (collectively, the "SEC"), by written communication to the Corporation, indicates that the provisions of the first sentence of this Section 8(a) would preclude the Corporation from treating the Preferred Shares as equity on its financial statements, then those events constituting either a Change of Control Event or Put Event for which the SEC objects to the holder of Preferred Shares having a cash redemption right shall, instead, be covered by the Conversion Ratio revision alternative set forth in the second sentence of this Section 8(a).

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         IN WITNESS WHEREOF, the Vice President of EastGroup Properties, Inc.
who signed the Articles Supplementary in which the error appeared has signed this CERTIFICATE OF CORRECTION on January 29, 1999.

WITNESS:                                  EASTGROUP PROPERTIES, INC.

 /s/ N. Keith McKey                               /s/ Stewart R. Speed
------------------------------    ---------------------------------------------
N. Keith McKey, Secretary               By:  Stewart R. Speed, Vice President

         THE UNDERSIGNED, Vice President of EastGroup Properties, Inc., who executed on behalf of the Corporation the foregoing Certificate of Correction of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Certificate of Correction to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information, and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                                                         /s/ Stewart R. Speed
                                                     --------------------------
                                           Stewart R. Speed, Vice President


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